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                                                                   Exhibit 11.1

Statement related to computation of per common share earnings.

               INTEGRATED SECURITY SYSTEMS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                           For the Six Months       For the Year
                                             Ended June 30,       Ended December 31,
                                           ------------------ ----------------------------
                                                  1997            1996            1995
                                              ------------    ------------    ------------
PRIMARY AND FULLY DILUTED:

Shares and share equivalents:
     Weighted average number of shares of
     common stock outstanding during period      7,188,764       5,122,878       3,506,488

Add incremental shares:
     Shares potentially issuable upon the
     assumed exercise of the stock
     options, net of assumed repurchases
     using the Treasury Stock Method                  --              --           507,620
                                              ------------    ------------    ------------
Total                                            7,188,764       5,122,878       4,014,108
                                              ============    ============    ============

Net earnings (loss) from continuing
     operations                               $       (330)   $       (299)   $     (1,650)
Net earnings (loss) from discontinued
     operations                                       --                22          (1,215)
                                              ------------    ------------    ------------
Net earnings (loss)                           $       (330)   $       (277)   $     (2,864)
                                              ============    ============    ============

Per share continuing operations               $       (.05)   $       (.05)   $       (.41)
Per share discontinued operations                     --              --              (.30)
                                              ------------    ------------    ------------
Per share                                     $       (.05)   $       (.05)   $       (.71)
                                              ============    ============    ============



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